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                                 EXHIBIT 23.1










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                [KPMG PEAT MARWICK LLP LETTERHEAD APPEARS HERE]





                         Independent Auditors' Consent


The Board of Directors
Northwest Bancorp, Inc.

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Northwest Bancorp, Inc., of our report dated August 15, 1997, with respect to the consolidated financial statements of Northwest Savings Bank and subsidiaries as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP
-------------------------
Pittsburgh, Pennsylvania
June 12, 1998